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                                                                      EXHIBIT 12

                               ArvinMeritor, Inc.
                    Computation of Earnings to Fixed Charges
                         Six-Months Ended March 31, 2002

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
Earnings Available for Fixed Charges:

     Pre-tax income from continuing operations                              $ 76

Adjustments:
     Undistributed income of affiliates                                       10
                                                                            ----
                                                                              86
Add fixed charges included in earnings:
     Interest expense                                                         54
     Interest element of rentals                                               4
                                                                            ----
       Total                                                                  58
                                                                            ----

     Total earnings available for fixed charges:                            $144
                                                                            ----

Fixed Charges:
     Fixed charges included in earnings                                     $ 58
     Capitalized interest                                                     --
                                                                            ----
     Total fixed charges                                                    $ 58
                                                                            ----

     Ratio of Earnings to Fixed Charges (1)                                 2.48
                                                                            ====

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     1 = "Earnings" are defined as pre-tax income from continuing operations, adjusted for undistributed earnings of less than majority owned subsidiaries and fixed charges excluding capitalized interest. "Fixed charges" are defined as interest on borrowings (whether expensed or capitalized), the portion of rental expense applicable to interest, and amortization of debt issuance costs.